UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 19, 2025
_______________________________
GREEN PLAINS INC.
(Exact name of registrant as specified in its charter)
_______________________________

Iowa	001-32924	84-1652107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1811 Aksarben Drive
Omaha, Nebraska 68106
(Address of Principal Executive Offices) (Zip Code)
(402) 884-8700
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 19, 2025, the Board of Directors of Green Plains Inc. (the “Company”) appointed Chris Osowski as Chief Executive Officer and member of the Board of Directors (the “Board”) of the Company, effective immediately. Mr. Osowski recently served as Executive Vice President, Operations and Technology since January 2022 and has been a member of the company’s Executive Committee since March 2025.

Mr. Osowski, age 46, brings to the role more than 20 years of global leadership experience across the chemical, agribusiness, and renewable energy sectors, and is widely recognized for driving operational transformation, innovation and sustainable growth in complex industrial environments. Prior to joining the Company, Mr. Osowski was Vice President, Global Technology at ADM from August 2020 to December 2021, General Director, Aston Starch Products, an ADM joint venture in Moscow, from July 2018 to August 2020, Managing Director – India Operations, New Delhi at ADM from February 2015 to February 2017, and held several other senior level positions at ADM from August 2013 to January 2015. Mr. Osowski also held several senior level positions at Tate & Lyle from August 2008 to August 2013, served as Production Support Manager at Renewable Energy Group from March 2007 to August 2008 and Technical Manager at POET from September 2003 to March 2007. Mr. Osowski has a Master's degree in Business Administration from Minnesota State University and a Bachelor of Science degree in Agriculture and Biosystems Engineering from North Dakota State University.

In connection with his appointment, the Company and Mr. Osowski entered into an Employee Agreement (the “Employee Agreement”) which provides for (i) an annual base salary of $650,000, (ii) a one-time special bonus of $50,000 subject to the achievement of certain deliverables over the first 100 days, (iii) an annual target bonus of 100% of his annual base salary based on performance objectives set by the Board’s Compensation Committee, (iv) (1) a restricted stock award with a grant date fair value of $700,000 vesting ratably over three years and (2) a performance share unit award with a grant date fair value of $700,000 vesting on the third anniversary of the grant date, subject to the achievement of certain performance metrics, in each case, granted under the Company’s 2019 Equity Incentive Plan (the “Equity Plan”), (v) participation in a long-term incentive program developed by the Company, and (vi) participation in the Company’s benefit plans. Additionally, the Employee Agreement provides that if his employment is terminated by the Company without cause or by the executive for good reason, he will receive a lump sum payment equal to one times (or 2.5 times if within 24 months of a change in control) his annual base salary and target bonus, immediate vesting of all equity awards at target levels, and continued group health coverage at active employee rates for 12 months (or 18 months if within 24 months of a change in control). Mr. Osowski’s employment is at-will and may be terminated at any time, by either party, for any reason whatsoever. The Employee Agreement for Mr. Osowski is attached as Exhibit 10.1 hereto. The foregoing description of the Employee Agreement is not complete and is qualified in its entirety by reference to the full text of the Employee Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with Mr. Osowski’s appointment as Chief Executive Officer, the Board determined that effective upon August 19, 2025, the date Mr. Osowski commences his role as Chief Executive Officer, Michelle Mapes will no longer serve as interim principal executive officer. Ms. Mapes will continue to serve in her longstanding role as the Company’s Chief Legal & Administration Officer and Corporate Secretary. Ms. Mapes was appointed Interim Principal Executive Officer on March 1, 2025 upon Todd Becker’s departure as President and Chief Executive Officer. At that time, the Board also created an Executive Committee, comprised of Imre Havasi, Senior Vice President – Head of Trading and Commercial Operations, Michelle Mapes, Chief Legal & Administration Officer, Chris Osowski, Executive Vice President – Operations and Technology, and Jamie Herbert, Chief Human Resource Officer, to lead the Company until Mr. Becker’s successor was appointed. In connection with Mr. Osowski’s appointment, the Executive Committee was dissolved effective August 19, 2025.

Also in connection with Mr. Osowski’s appointment, the Company promoted Trent Collins to serve as Senior Vice President of Operations effective August 19, 2025. Mr. Collins has most recently served as Vice President of Operational Excellence for the Company since April 2024. Mr. Collins, age 55, brings to the role more than 30 years of leadership experience across the protein and agribusiness sectors. Prior to joining the Company, Mr. Collins was Senior Vice President Ingredients Operations at Benson Hill from August 2021 to March 2024, was Global Director, Proteins Technology at ADM from June 2019 to July 2021, and held several other senior level and engineering positions at ADM from June 1993 to June 2019. Mr. Collins has a Bachelor’s Degree in Chemical Engineering from Kansas State University.

The Company entered into an employee agreement with Mr. Collins which provides for (i) an annual base salary of $315,600, (ii) (1) a restricted stock award with a grant date fair value of $132,000 vesting ratably over three years and (2) a performance share unit award with a grant date fair value of $132,000 vesting on the third anniversary of the grant date, subject to the achievement of certain performance metrics, in each case, granted under the Equity Plan, (iii) an annual target bonus of 80% of his annual base salary based on performance objectives set by the Board’s Compensation

Committee, (iv) participation in a long-term incentive program developed by the Company, (v) participation in the Company’s benefit plans and (vi) relocation benefits consisting of (1) a one-time relocation bonus of $10,000, (2) temporary living for up to 60 days and (3) shipment and storage of household goods. Mr. Collins’ employment is at-will and may be terminated at any time, by either party, for any reason whatsoever. Mr. Collins is also eligible to participate in the Company’s Executive Change in Control Severance.

Messrs. Osowski and Collins have no family relationships with any director or executive officer of the Company. Messrs. Osowski and Collins have no direct or indirect material interest in any transaction with the Company that are reportable under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Item 7.01. Regulation FD Disclosure.

On August 19, 2025, the Company issued a press release announcing the appointment of its Chief Executive Officer. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement by and between Green Plains Inc. and Chris Osowski, effective August 19, 2025
99.1	Press Release, dated August 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.

Date: August 19, 2025	By:	/s/ Philip B. Boggs
Philip B. Boggs
Chief Financial Officer (Principal Financial Officer)